Exhibit 3.72(a)
File Number: 200513210227 00659588 Date Filed: 05/12/2005 Robin Carnahan Secretary of State Articles of Incorporation Article One The name of the corporation is USP North Kansas City, Inc. Article Two The registered agent’s name: c T Corporation System The address, including street and number for the registered agent1 s office in the state of Missouri: ff, 0. Sox may only fee used in addition to a physical street addrsss) 120 South Central Avenue Clayton MO 63105 Street address City Stale6£lp Article Three (Must complete 1 or 2) 1. If the aggregate number of shares in which the corporation shall have authority to issue DOES NOT exceed 30,000 shares or the par val ued DOES NOT exceed 530,000 please check this box: IE! OR 2. If the aggregate number of shares in which the corporation shall have authority to issue exceeds 30,000 shares or the par value exceeds $30,000 dollars please indicate the number of shares of each class and the par value of each share. Also, indicate a statement of the preferences, qualifications, limitations, restrictions and the special or relative rights including convertible right, is any, in respect of the shares of each class: Article Four The name and physical business or residence address of each incorporator: Name . . Address City/State/Zip Alex Jenkins 15305 Dallas Parkway, Suite 1600 Addison, TX 75001 Name and address to return tiled document: Name: Address: Cify, State, and Zip Code: State Missouri Creation — General Business — Domestic 2 Page(s)

Article Five The number of years the corporation is to continue or perpetua!: (Please complete one) G<J Perpetual (chectlmt) OR State number of years Article Six The corporation is formed for the following lawful purpose(s): any lawful purpose for which corporations may be formed in the State of missouri. Article Seven [x] The number of directors to constitute the board of directors: one (optional) In Affirmation thereof, the facts stated above are true and correct: (The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo) Alex Jenkins Signature Primed Name Signature PrintedName Signature PrtntedName Signature